UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2018

Twitter, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On June 6, 2018, the Company entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several Purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $1.0 billion aggregate principal amount of 0.25% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $150.0 million aggregate principal amount of the Notes on the same terms and conditions to cover over-allotments, if any. The Initial Purchasers exercised their option in full on June 7, 2018 and $1.15 billion aggregate principal amount of Notes were issued on June 11, 2018.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes on June 6, 2018 and the exercise of the Initial Purchasers’ option on June 7, 2018, the Company entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association and Barclays Bank PLC (collectively, the “Counterparties”). The Company will pay an aggregate amount of approximately $268.0 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 20.1 million shares of the Company’s common stock, the same number of shares initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes and/or offset the cash payments in excess of the principal amount of the converted Notes the Company is required to make in the event that the market value per share of the Company’s common stock, as measured under the Convertible Note Hedge Transactions at the time of exercise, is greater than the price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions. The foregoing description of the Convertible Note Hedge Transactions is qualified in its entirety by the copies of the form of confirmations for the Convertible Note Hedge Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on June 6, 2018 and June 7, 2018, the Company separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby the Company will sell to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 20.1 million shares of the Company’s common stock at an initial strike price of $80.20 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $40.10 on June 6, 2018. The Company will receive aggregate proceeds of approximately $186.8 million from the sale of the Warrants to the Counterparties. The Warrants will be sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the copy of the form of confirmations for the Warrant transactions attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On June 11, 2018, the Company entered into an Indenture, relating to the issuance of the Notes (the “Indenture”) by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 0.25% per year, payable semi-annually on June 15 and December 15 of each year, beginning on December 15, 2018. The Notes will mature on June 15, 2024, unless earlier repurchased by the Company or converted pursuant to the terms of the Notes.

The initial conversion rate of the Notes is 17.5001 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $57.14 per share). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding March 15, 2024, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2018 (and only during such calendar quarter), if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock on such trading day is greater than or equal to 130% of the conversion price on such trading day; (2) during the five business day period after any five consecutive trading day period in which, for each day of that period, the trading price per $1,000 principal amount of the Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on such trading day; or (3) upon the occurrence of specified corporate transactions. On or after March 15, 2024 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes at any time. Upon conversion, the Notes will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option.

The Company may not redeem the Notes prior to the relevant maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to purchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Notes are the Company’s general unsecured obligations and will rank equal in right of payment with all of the Company’s existing and future liabilities that are not expressly subordinated to the Notes; effectively rank junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and are structurally subordinated to all indebtedness and other liabilities (including trade payables) of subsidiaries of the Company.

The following events are considered “events of default” with respect to the Notes:

(1) the Company defaults in any payment of interest on the Notes when due and payable and the default continues for a period of 30 days;

(2) the Company defaults in the payment of principal on the Notes when due and payable at the relevant stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of three business days;

(4) failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(5) failure by the Company to give a fundamental change notice or notice of a specified corporate transaction when due with respect to the Notes;

(6) failure by the Company to comply with any of its other agreements contained in the Notes or the Indenture, for a period 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received;

(7) default by the Company or any of its significant subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and, in the case of clauses (i) and (ii), such default is not cured or waived, such acceleration is not rescinded or such indebtedness is not paid or discharged, as the case may be, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture; or

(8) certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If such an event of default, other than an event of default described in clause (8) above with respect to the Company, occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest on the Notes, if any, will be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of Global 0.25% Convertible Senior Notes due 2024 (the “Global Note”), which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Amendment No. 2 to Credit Agreement

On June 6, 2018, the Company, Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), and lenders party thereto, representing the requisite lenders, entered into a second amendment (“Amendment No. 2”) to that certain revolving credit agreement, dated October 22, 2013, among the Company, the Administrative Agent, and the lenders from time to time party thereto (the “Credit Facility”). Amendment No. 2 amends the Company’s $1,000,000,000 unsecured revolving credit facility to, among other things, increase the amount of indebtedness that the Company may incur and increase the amount of restricted payments that the Company may make.

The description of Amendment No. 2 contained herein is qualified in its entirety by reference to Amendment No. 2 attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On June 6, 2018, the Company issued a press release announcing its intention to offer $1.0 billion aggregate principal amount of convertible unsecured senior notes due 2024 in a private placement transaction to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On June 6, 2018, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 11, 2018, between Twitter, Inc. and U.S. Bank National Association.

4.2	Form of Global 0.25% Convertible Senior Note due 2024 (included in Exhibit 4.1)

10.1	Purchase Agreement, dated June 6, 2018, by and among Twitter, Inc. and Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the Purchasers named therein.

10.2	Form of Convertible Note Hedge Confirmation.

10.3	Form of Warrant Confirmation.

10.4	Amendment No. 2, dated June 6, 2018, to the Revolving Credit Agreement, dated October 22, 2013, among Twitter, Inc., Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders from time to time party thereto.

99.1	Press Release, dated June 6, 2018, announcing offering of convertible unsecured senior notes.

99.2	Press Release, dated June 6, 2018, announcing the pricing of convertible unsecured senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWITTER, INC.

June 11, 2018	By:	/s/ Vijaya Gadde
Vijaya Gadde Chief Legal Officer and Secretary